GUARANTY OF PAYMENT

This GUARANTY OF PAYMENT dated as of March      , 2008 (this “Guaranty”), is executed by GRUBB & ELLIS HEALTHCARE REIT, INC., a Maryland corporation (“Guarantor”), to and for the benefit of LASALLE BANK NATIONAL ASSOCIATION, a national banking association, (“Lender”), its successors and assigns.

R E C I T A L S:

A. Lender has agreed to loan the principal amount of $5,800,000.00 (the “Loan”) to G&E Healthcare REIT Fort Road Medical, LLC, a Delaware limited liability company (the “Borrower”).

B. As a condition precedent to the Lender’s extension of the Loan to the Borrower and in consideration therefor, the Lender has required the execution and delivery of (i) this Guaranty by the Guarantor, (ii) that certain Promissory Note dated even date herewith, executed by the Borrower and made payable to the order of the Lender (the “Note”), evidencing the Loan, (iii) that certain Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of even date herewith, executed by the Borrower for the benefit of the Lender (the “Mortgage”) encumbering the real property, improvements and personalty described therein (the “Premises”), and (iv) the other Loan Documents (as defined in the Note). All capitalized terms not defined herein shall have the meaning ascribed to them in the Mortgage.

C. Guarantor has a direct or indirect ownership interest in Borrower and, having a financial interest in the Premises, has agreed to execute and deliver this Guaranty to the Lender.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Guarantor hereby agrees as follows:

A G R E E M E N T S:

1. Guaranty of Payment. The Guarantor hereby unconditionally, absolutely and irrevocably guaranties to Lender the punctual payment and performance when due, whether at stated maturity or by acceleration or otherwise, of the indebtedness and other obligations of the Borrower to Lender evidenced by the Note and any other amounts that may become owing by the Borrower under the Loan Documents (such indebtedness, obligations and other amounts are hereinafter referred to as “Payment Obligations”), subject to the limitations set forth in Section 23 below. This Guaranty is a present and continuing guaranty of payment and not of collectability, and Lender shall not be required to prosecute collection, enforcement or other remedies against the Borrower or any other guarantor of the Payment Obligations, or to enforce or resort to any collateral for the repayment of the Payment Obligations or other rights or remedies pertaining thereto, before calling on the Guarantor for payment. If for any reason the Borrower shall fail or be unable to pay, punctually and fully, any of the Payment Obligations when due and payable, the Guarantor shall pay such obligations to Lender, in full immediately upon demand, subject to the limitations set forth in Section 23 below. One or more successive actions may be brought against the Guarantor, as often as Lender deems advisable, until all of the Payment Obligations are paid and performed in full, subject to the limitations set forth in Section 23 below. The Payment Obligations, together with all other payment and performance obligations of the Guarantor hereunder, are referred to herein as the “Obligations”.

2. Representations and Warranties. The following shall constitute representations and warranties of the Guarantor, and the Guarantor hereby acknowledges that Lender intends to make the Loan in reliance thereon:

(a) The Guarantor is not in default, and no event has occurred which, with the passage of time and/or the giving of notice, would constitute a default, under any agreement to which the Guarantor is a party, the effect of which will impair performance by the Guarantor of its obligations under this Guaranty. Neither the execution and delivery of this Guaranty nor compliance with the terms and provisions hereof will violate any applicable law, rule, regulation, judgment, decree or order, or will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of any indenture, mortgage, deed of trust, instrument, document, agreement or contract of any kind that creates, represents, evidences or provides for any lien, charge or encumbrance upon any of the property or assets of the Guarantor, or any other indenture, mortgage, deed of trust, instrument, document, agreement or contract of any kind to which the Guarantor is a party or to which the Guarantor or the property of the Guarantor may be subject.

(b) There are no litigation, arbitration, governmental or administrative proceedings, actions, examinations, claims or demands pending against Guarantor, or to the knowledge of the Guarantor, threatened against Guarantor that could reasonably be expected to adversely affect performance by the Guarantor of its obligations under this Guaranty.

(c) Neither this Guaranty nor any statement or certification as to facts previously furnished or required herein to be furnished to Lender by the Guarantor, contains any material inaccuracy or untruth in any representation, covenant or warranty or omits to state a fact material to this Guaranty.

3. Continuing Guaranty. The Guarantor agrees that performance of the Obligations by the Guarantor shall be a primary obligation, shall not be subject to any counterclaim, set-off, abatement, deferment or defense based upon any claim that the Guarantor may have against Lender, the Borrower, any other guarantor of the Obligations or any other person or entity, and shall remain in full force and effect without regard to, and shall not be released, discharged or affected in any way by, any circumstance or condition (whether or not the Guarantor shall have any knowledge thereof), including without limitation:

(a) any lack of validity or enforceability of any of the Loan Documents;

(b) any termination, amendment, modification or other change in any of the Loan Documents, including, without limitation, any modification of the interest rate(s) described therein;

(c) any furnishing, exchange, substitution or release of any collateral securing repayment of the Loan, or any failure to perfect any lien in such collateral;

(d) any failure, omission or delay on the part of the Borrower, the Guarantor, any other guarantor of the Obligations or the Lender to conform or comply with any term of any of the Loan Documents or any failure of the Lender to give notice of any Event of Default (as defined in the Mortgage);

(e) any waiver, compromise, release, settlement or extension of time of payment or performance or observance of any of the obligations or agreements contained in any of the Loan Documents;

(f) any action or inaction by the Lender under or in respect of any of the Loan Documents, any failure, lack of diligence, omission or delay on the part of the Lender to perfect, enforce, assert or exercise any lien, security interest, right, power or remedy conferred on it in any of the Loan Documents, or any other action or inaction on the part of Lender;

(g) any voluntary or involuntary bankruptcy, insolvency, reorganization, arrangement, readjustment, assignment for the benefit of creditors, composition, receivership, liquidation, marshalling of assets and liabilities or similar events or proceedings with respect to the Borrower, the Guarantor or any other guarantor of the Obligations, as applicable, or any of their respective property or creditors, or any action taken by any trustee or receiver or by any court in any such proceeding;

(h) any merger or consolidation of the Borrower into or with any entity, or any sale, lease or transfer of any of the assets of the Borrower, the Guarantor or any other guarantor of the Obligations to any other person or entity;

(i) any change in the ownership of the Borrower or any change in the relationship between the Borrower, the Guarantor or any other guarantor of the Obligations, or any termination of any such relationship;

(j) any release or discharge by operation of law of the Borrower, the Guarantor or any other guarantor of the Obligations from any obligation or agreement contained in any of the Loan Documents; or

(k) other than satisfaction of the Obligations in full, any other occurrence, circumstance, happening or event, whether similar or dissimilar to the foregoing and whether foreseen or unforeseen, which otherwise might constitute a legal or equitable defense or discharge of the liabilities of a guarantor or surety or which otherwise might limit recourse against the Borrower or the Guarantor to the fullest extent permitted by law.

4. Waivers. To the extent permitted by law, the Guarantor expressly and unconditionally waives (i) notice of any of the matters referred to in Section 3 above, (ii) all notices which may be required by statute, rule of law or otherwise, now or hereafter in effect, to preserve intact any rights against the Guarantor, including, without limitation, any demand, presentment and protest, proof of notice of non-payment under any of the Loan Documents and notice of any Event of Default or any failure on the part of the Borrower, the Guarantor or any other guarantor of the Obligations to perform or comply with any covenant, agreement, term or condition of any of the Loan Documents, (iii) any right to the enforcement, assertion or exercise against the Borrower, the Guarantor or any other guarantor of the Obligations of any right or remedy conferred under any of the Loan Documents, (iv) any requirement of diligence on the part of any person or entity, (v) any requirement on the part of Lender to exhaust any remedies or to mitigate the damages resulting from any default under any of the Loan Documents, and (vi) any notice of any sale, transfer or other disposition of any right, title or interest of Lender under any of the Loan Documents. Furthermore, Guarantor hereby acknowledges and agrees, subject to Section 23 below, it shall remain liable for any deficiency which may be owing to Lender after a foreclosure sale of the Premises and Guarantor expressly and unconditionally waives the provisions of Minn. Stat. Section 582.30, Subd. 2.

5. Subordination. The Guarantor agrees that any and all present and future debts and obligations of the Borrower to the Guarantor are hereby subordinated to the claims of the Lender and are hereby assigned by the Guarantor to Lender as security for the Obligations and the obligations of the Guarantor under this Guaranty.

6. Subrogation Waiver. Until the Obligations are paid in full and all periods under applicable bankruptcy law for the contest of any payment by the Guarantor or the Borrower as a preferential or fraudulent payment have expired, the Guarantor agrees not to exercise any rights or claims to indemnification, contribution, reimbursement, subrogation and payment which the Guarantor may now or hereafter have by and from the Borrower and the successors and assigns of the Borrower, for any payments made by the Guarantor to Lender, including, without limitation, any rights which might allow the Borrower, the Borrower’s successors, a creditor of the Borrower, or a trustee in bankruptcy of the Borrower to claim in bankruptcy or any other similar proceedings that any payment made by the Borrower or the Borrower’s successors and assigns to Lender was on behalf of or for the benefit of the Guarantor and that such payment is recoverable by the Borrower, a creditor or trustee in bankruptcy of the Borrower as a preferential payment, fraudulent conveyance, payment of an insider or any other classification of payment which may otherwise be recoverable from Lender.

7. Reinstatement. The obligations of the Guarantor pursuant to this Guaranty shall continue to be effective or automatically be reinstated, as the case may be, if at any time payment of any of the Obligations or the obligations of the Guarantor under this Guaranty is rescinded or otherwise must be restored or returned by Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Guarantor or the Borrower or otherwise, all as though such payment had not been made.

8. Financial Statements. Guarantor represents and warrants to Lender that (a) the financial statements of Guarantor previously submitted to Lender are true, complete and correct in all material respects, disclose all actual and contingent liabilities to the extent required by GAAP, and fairly present, in all material respects, the financial condition of Guarantor, and do not contain any untrue statement of a material fact or omit to state a fact material to the financial statements submitted or this Guaranty, and (b) no material adverse change has occurred in the financial statements from the dates thereof until the date hereof. Guarantor covenants and agrees to furnish to Lender or its authorized representatives information regarding the business affairs, operations and financial condition of Guarantor, including, the financial statements and other financial information described in the Loan Documents when required thereunder, as such person may reasonably request from time to time.

9. Financial Covenant. At all times until the Loan has been repaid in full, Guarantor shall comply with Section 16 of the Certificate of Representations and Warranties, executed by Borrower and Guarantor as of the date hereof..

10. Transfers; Sales, Etc. The Guarantor shall not sell, lease, transfer, convey or assign any of its assets, unless such sale, lease, transfer, conveyance or assignment will not have a material adverse effect on the business or financial condition of the Guarantor or its ability to perform its obligations hereunder. In addition, the Guarantor shall neither become a party to any merger or consolidation, nor, except in the ordinary course of its business consistent with past practices, acquire all or substantially all of the assets of, a controlling interest in the stock of, or a partnership or joint venture interest in, any other entity.

11. Enforcement Costs. If: (a) this Guaranty, is placed in the hands of one or more attorneys for collection or is collected through any legal proceeding; (b) one or more attorneys is retained to represent Lender in any bankruptcy, reorganization, receivership or other proceedings affecting creditors’ rights and involving a claim under this Guaranty, or (c) one or more attorneys is retained to represent Lender in any other proceedings whatsoever in connection with this Guaranty, then the Guarantor shall pay to Lender upon demand all fees, costs and expenses incurred by Lender in connection therewith, including, without limitation, reasonable attorney’s fees, court costs and filing fees, in addition to all other amounts due hereunder (“Enforcement Costs”).

12. Successors and Assigns; Joint and Several Liability. This Guaranty shall inure to the benefit of Lender and its successors and assigns. This Guaranty shall be binding on the Guarantor and the successors and assigns of the Guarantor. It is agreed that the liability of the Guarantor hereunder is several and independent of any other guarantees or other obligations at any time in effect with respect to the Obligations or any part thereof and that the liability of the Guarantor hereunder may be enforced regardless of the existence, validity, enforcement or non-enforcement of any such other guarantees or other obligations. Guarantor and any party who may join in this Guaranty agree and acknowledge that the liability of Guarantor and each additional party hereunder is joint and several.

13. No Waiver of Rights. No delay or failure on the part of Lender to exercise any right, power or privilege under this Guaranty or any of the other Loan Documents shall operate as a waiver thereof, and no single or partial exercise of any right, power or privilege shall preclude any other or further exercise thereof or the exercise of any other power or right, or be deemed to establish a custom or course of dealing or performance between the parties hereto. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in the same, similar or other circumstance.

14. Modification. The terms of this Guaranty may be waived, discharged, or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment, modification, waiver or other change of any of the terms of this Guaranty shall be effective without the prior written consent of Lender.

15. Joinder. Any action to enforce this Guaranty may be brought against the Guarantor without any reimbursement or joinder of the Borrower or any other guarantor of the Obligations in such action.

16. Severability. If any provision of this Guaranty is deemed to be invalid by reason of the operation of law, or by reason of the interpretation placed thereon by any administrative agency or any court, the Guarantor and Lender shall negotiate an equitable adjustment in the provisions of the same in order to effect, to the maximum extent permitted by law, the purpose of this Guaranty and the validity and enforceability of the remaining provisions, or portions or applications thereof, shall not be affected thereby and shall remain in full force and effect.

17. Applicable Law. This Guaranty is governed as to validity, interpretation, effect and in all other respects by laws and decisions of the State of Minnesota.

18. Notices. All notices, communications and waivers under this Guaranty shall be in writing and shall be (a) delivered in person, (b) mailed, postage prepaid, either by registered or certified mail, return receipt requested, or (c) sent by overnight express carrier, addressed in each case as follows:

To the Lender:	LaSalle Bank National Association
135 South LaSalle Street
Suite 1225
Chicago, Illinois 60603
Attn: Commercial Real Estate Division
With a copy to:	Schwartz Cooper Chartered
180 North LaSalle Street
Suite 2700
Chicago, Illinois 60601
Attn: Michael S. Kurtzon, Esq.
To the Guarantor:	NNN Healthcare/Office REIT, Inc.
c/o Triple Net Properties, LLC
1551 North Tustin Avenue
Suite 200
Santa Ana, California 92705
Attn: Andrea Biller, Esq.
With a copy to:	Cox Castle & Nicholson LLP
2049 Century Park East, 28th Floor
Los Angeles, California 90067
Attn: Kevin Kinigstein, Esq.

or to any other address as to any of the parties hereto, as such party shall designate in a written notice to the other parties hereto. All notices sent pursuant to the terms of this Section shall be deemed received (i) if personally delivered, then on the date of delivery, (ii) if sent by overnight, express carrier, then on the next federal banking day immediately following the day sent, or (iii) if sent by registered or certified mail, then on the earlier of the third federal banking day following the day sent or when actually received.

19. CONSENT TO JURISDICTION. TO INDUCE LENDER TO ACCEPT THIS GUARANTY, THE GUARANTOR IRREVOCABLY AGREES THAT, SUBJECT TO LENDER’S SOLE AND ABSOLUTE ELECTION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY ARISING OUT OF OR RELATED TO THIS GUARANTY WILL BE LITIGATED IN COURTS HAVING SITUS IN CHICAGO, ILLINOIS. THE GUARANTOR HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY COURT LOCATED WITHIN COOK COUNTY, ILLINOIS, WAIVES PERSONAL SERVICE OF PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO THE GUARANTOR AT THE ADDRESS STATED HEREIN AND SERVICE SO MADE WILL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT.

20. WAIVER OF DEFENSES. OTHER THAN CLAIMS BASED UPON THE FAILURE OF LENDER TO ACT IN A COMMERCIALLY REASONABLE MANNER OR THE EXPIRATION OF THE STATUTE OF LIMITATIONS, THE GUARANTOR WAIVES EVERY PRESENT AND FUTURE DEFENSE (OTHER THAN THE DEFENSE OF PAYMENT IN FULL), CAUSE OF ACTION, COUNTERCLAIM OR SETOFF WHICH THE GUARANTOR OR THE BORROWER MAY NOW HAVE OR HEREAFTER MAY HAVE TO ANY ACTION BY LENDER IN ENFORCING THIS GUARANTY OR ANY OF THE LOAN DOCUMENTS. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER GRANTING ANY FINANCIAL ACCOMMODATION TO THE BORROWER.

21. WAIVER OF JURY TRIAL. THE GUARANTOR AND LENDER (BY ACCEPTANCE HEREOF), HAVING BEEN REPRESENTED BY COUNSEL, EACH KNOWINGLY AND VOLUNTARILY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS GUARANTY OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH AND AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE GUARANTOR AGREES THAT THE GUARANTOR WILL NOT ASSERT ANY CLAIM AGAINST LENDER, AND LENDER AGREES THAT IT WILL NOT ASSERT ANY CLAIM AGAINST GUARANTOR IN EACH CASE, ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.

22. Facsimile Signatures. Receipt of an executed signature page to this Guaranty by facsimile or other electronic transmission shall constitute effective delivery thereof.

23. Limitation of Liability. Notwithstanding anything to the contrary contained herein, the Payment Obligations of the Guarantor under this Guaranty shall be limited to the payment of (i) the sum of Two Million Nine Hundred Thousand and 00/100 Dollars ($2,900,000.00), plus (ii) interest on the foregoing amount from and after the date of written demand from the Lender to the Guarantor for payment, at a per annum rate of interest equal to the Default Rate (as defined in the Note), plus (iii) all Enforcement Costs; provided, however, that at all times prior to the payment in full of the Obligations, the Guarantor shall have:

(a) unlimited liability with respect to the guaranty of the payment and performance of the Obligations if (i) there is fraud by the Borrower or the Guarantor with respect to the Loan, (ii) a Prohibited Transfer (as defined in the Mortgage) occurs, (iii) the Borrower contests, delays or otherwise hinders any action taken by the Lender in connection with the appointment of a receiver for the Premises or the foreclosure of the liens, mortgages or other security interests created by any of the Loan Documents, or (iv) the Borrower voluntarily files for bankruptcy or is involuntarily placed into bankruptcy by an affiliate, accountant, attorney, or other representative of the Borrower and such involuntary bankruptcy is not dismissed within sixty (60) days after the filing thereof; and

(b) personal liability for the payment of the Additional Liabilities (as hereinafter defined) without regard to the limitation of liability set forth above, which amount shall be due and payable to the Lender on demand and shall be limited to any actual loss incurred by Lender. As used herein, the “Additional Liabilities” of the Guarantor shall mean an amount equal to the sum of the following:

(i) all damages, expenses or costs suffered or incurred by the Lender as a result of any knowingly false material misrepresentation in any of the Loan Documents;

(ii) all damages, expenses or costs suffered or incurred by the Lender as a result of physical waste with respect to any portion of the Premises;

(iii) all damages, expenses or costs suffered or incurred by the Lender as a result of the removal or disposal of any property in which the Lender has a security interest in violation of the terms and conditions of the Loan Documents;

(iv) all damages, expenses or costs suffered or incurred by the Lender as a result of claims for compensation asserted by any real estate broker not employed by the Lender or as a result of any such broker’s liens on the Premises or mechanic’s or materialmen’s liens not expressly permitted or contested under the Mortgage;

(v) all damages, expenses or costs suffered or incurred by the Lender as a result of the application of any insurance proceeds or condemnation awards (to the full extent of such proceeds or awards) not permitted by the Mortgage or the failure of the Borrower to maintain the insurance coverages required by the Mortgage where the Borrower has funds available to pay for such coverages;

(vi) all revenues received by or on behalf of the Borrower from the operation or ownership of the Premises after the Lender has notified the Borrower of an Event of Default under any of the provisions of the Loan Documents, less only that portion of such revenues which is (A) actually used by the Borrower to operate the Premises in the ordinary course of business and such use is approved in writing by the Lender or (B) paid to the Lender;

(vii) all security deposits provided for in any leases for any part of the Premises (together with interest thereon to the extent that interest is payable under such leases) which are not used in the ordinary course of business to cure defaults by tenants depositing the same, returned to tenants in accordance with the terms of their leases or paid over to Lender and all lease termination fees payable for terminating any such leases which are not paid jointly to Borrower and Lender; and

(viii) all damages, expenses or costs suffered or incurred by the Lender as a result of the nonpayment of real estate taxes; and

(ix) all damages, expenses or costs suffered or incurred by the Lender as a result of the misappropriation of rental payments paid more than one month in advance.

Under no circumstances shall the liability of the Guarantor hereunder be reduced by, from or as a result of any payment to or amount realized by the Lender from any rents, deposits, insurance proceeds, condemnation awards, proceeds from bankruptcy sale, foreclosure or any conveyance in lieu of foreclosure or from any other profits, avails, revenues or proceeds derived from the Premises, and only payments made to the Lender by the Guarantor out of its personal funds not derived from the Premises after demand therefor by the Lender shall be applied against such liability. Furthermore, the foregoing limitation on liability shall not limit the liability of the Guarantor that may arise out of the obligations set forth in that certain Environmental Indemnity Agreement dated as of even date herewith, jointly and severally executed by the Guarantor and the Borrower to and for the benefit of the Lender (the “Environmental Indemnity”), the intent being that the Guarantor shall have unlimited liability with respect to such other covenants, representations, warranties and other provisions, and under the Environmental Indemnity.

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IN WITNESS WHEREOF, the Guarantor has executed this Guaranty of Payment as of the date first above written.

GRUBB & ELLIS HEALTHCARE REIT, INC., a Maryland corporation By: /s/ Shannon K S Johnson Name: Shannon K S Johnson Title: Chief Financial Officer